UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2023

AVROBIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38537	81-0710585
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Technology Square
Sixth Floor
Cambridge, MA 02139
(Address of principal executive offices, including zip code)

(617) 914-8420
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AVRO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On July 12, 2023, AVROBIO, Inc. (the “Company”) announced its intention to explore strategic alternatives, as described further under Item 7.01 of this Current Report on Form 8-K. In connection therewith, following a comprehensive review of the Company’s business, on July 6, 2023, the Company’s Board of Directors (the “Board”) approved a plan to halt further development of its programs and to conduct a comprehensive exploration of strategic alternatives focused on maximizing shareholder value. The decision was not related to any safety or medical issues or negative regulatory feedback related to the Company’s programs. The Board also approved a reduction in the Company’s workforce by approximately 50% across different areas and functions in the Company (the “Workforce Reduction”). The Workforce Reduction is expected to be substantially completed by the end of July 2023. The Company informed affected employees in the Workforce Reduction on July 12, 2023. The Company’s remaining employees are expected to primarily focus on activities relating to halting further development of the Company’s programs, the pursuit of strategic alternatives, and the provision of services under the previously disclosed Separation Services Agreement between the Company and Novartis Pharma AG and Novartis Pharmaceuticals Corporation (collectively, “Novartis”) in connection with the sale to Novartis of the Company’s cystinosis gene therapy program.

Affected employees in the Workforce Reduction will be offered separation benefits, including severance payments. The Company estimates that the severance and termination-related costs will total approximately $2.8 million in the aggregate and expects to primarily record these charges in the third quarter of 2023. The Company expects that payments of these costs will substantially be made through the end of the third quarter of 2023.

Forward Looking Statements

This Current Report on Form 8-K and certain of the materials furnished or filed herewith contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words and phrases such as “aims,” “anticipates,” “believes,” “continue,” “could,” “designed to,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “strives,” “should,” “will,” and variations of these words and phrases or similar expressions that are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding the Company’s comprehensive review of its business, its exploration of strategic alternatives focused on maximizing shareholder value, its plan to halt further development of its programs, and costs expected to be incurred in connection with the Workforce Reduction. Any such statements that are not statements of historical fact may be deemed to be forward-looking statements.

Any forward-looking statements are based on the Company’s current expectations, estimates and projections only as of the date of this report on Form 8-K and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the Company may incur other costs or costs greater than previously anticipated in connection with the Workforce Reduction or that the Workforce Reduction may not occur in the expected time frame. In addition, the Company’s business is subject to numerous additional risks and uncertainties. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ materially and adversely from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our subsequent periodic reports on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s other filings with the Securities and Exchange Commission. The Company explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Item 7.01	Regulation FD Disclosure.

On July 12, 2023, the Company issued a press release titled “AVROBIO to Explore Strategic Alternatives.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by AVROBIO, Inc., dated July 12, 2023.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVROBIO, INC.

Date: July 12, 2023	By:	/s/ Erik Ostrowski
Erik Ostrowski
President, Interim Chief Executive Officer, Chief Financial Officer and Treasurer